UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

CompoSecure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39687	85-2749902
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 518-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	CMPO	Nasdaq Global Market

Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock	CMPOW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 29, 2024, CompoSecure, Inc. (the “Company”) reported that all $130 million of the 7.00% Exchangeable Notes due 2026 (the “Notes”) previously issued by CompoSecure Holdings, L.L.C., a direct wholly owned subsidiary of the Company, had been exchanged for shares of the Company’s Class A common stock. Accordingly, as of November 29, 2024, no Notes remained outstanding, the Company’s long-term debt was reduced from $330 million to $200 million, and an aggregate of 96,164,658 shares of the Company’s Class A common stock remained outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSECURE, INC.

Date: November 29, 2024	By:	/s/ Steven J. Feder
Steven J. Feder
General Counsel & Corporate Secretary